EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company’s previously filed Registration Statements File Nos. 333-34346, 333-34368, 333-40976, and 333-52662.

ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 26, 2001